Exhibit 99.1
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Second Quarter 2008 Earnings
     Clarks Summit, PA, July 16/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported second quarter 2008 earnings of $1,660 thousand or $0.95 per share. Year-to-date earnings totaled $3,225 thousand or $1.84 per share. Comparable earnings for 2007 were $1,880 thousand or $1.06 per share for the second quarter and $3,385 thousand or $1.87 per share year-to-date.
     Return on average assets was 1.19% for the second quarter and 1.16% for the first half of 2008, compared to 1.35% and 1.23% for the respective 2007 periods. Return on average stockholders’ equity was 11.85% and 11.62%, respectively, for the second quarter and year-to-date 2008, compared to 14.46% and 12.75% for the same periods of 2007.
     “Our net income was impacted by increases in noninterest expense and the provision for loan losses, partially offset by increases in noninterest income,” stated William F. Farber, Sr., President and Chief Executive Officer. “Despite the slight decrease in earnings from last year, I am pleased with our Company’s performance during the first half of 2008 given the downturn in economic conditions,” continued Farber. “Our net interest margin improved over the prior year. In addition, we were able to increase our noninterest revenue by nearly 14%. For the second half of 2008, we will continue to focus our efforts on developing new sources of noninterest revenue and improving our operating efficiency,” concluded Farber.
INCOME STATEMENT REVIEW
     For the six months ended June 30, tax-equivalent net interest income increased $180 thousand or 1.6% to $11,345 thousand in 2008 from $11,165 thousand in 2007. A $900 thousand or 12.3% decrease in interest expense was almost entirely offset by a $720 thousand or 3.9% reduction in tax-equivalent interest revenue. With regard to interest expense, our cost of funds decreased 44 basis points to 3.04% for the first half of 2008 from 3.48% for the same period of last year. We experienced significant reductions in the rates paid for all interest-bearing liability categories. Growth in average interest-bearing liabilities was negligible, which had little effect on interest expense. The decline in interest revenue resulted primarily from a 31 basis point decrease in the tax-equivalent yield on earning assets to 6.72% for the six months ended June 30, 2008, from 7.03% for the same six months of 2007. Partially offsetting the decline in the tax-equivalent yield on earning assets was the change in the composition of our earning assets. Average investments decreased $44.1 million or 55.2% comparing the first six months of 2008 and 2007. These funds were redirected into loan products bearing higher interest rates. Our tax-equivalent net interest margin for the six months ended June 30, improved 5 basis points to 4.29% in 2008 compared to 4.24% in 2007. In addition, our net interest margin of 4.31% for the second quarter of 2008 improved 5 basis points in comparison to 4.26% for the second quarter of 2007 and improved 3 basis points in comparison to 4.28% for the previous quarter.

     For the three months and six months ended June 30, 2008, the provision for loan losses totaled $283 thousand and $613 thousand. There was no provision for loan losses recorded during the second quarter of 2007. The provision for loan losses was $225 thousand for the six months ended June 30, 2007.
     Noninterest revenue for the second quarter rose $53 thousand or 5.4% to $1,035 thousand in 2008 from $982 thousand in 2007. A $56 thousand or 57.1% increase in mortgage banking income was the primary factor contributing to the second quarter increase. For the six months ended June 30, 2008, noninterest revenue totaled $2,003 thousand, an increase of $241 thousand or 13.7% from $1,762 thousand for the same six months of 2007. Commissions received from our Trust and Wealth Management Division primarily accounted for the $90 thousand or 5.7% rise in service charges, fees and commissions. In addition, we experienced a $151 thousand or 87.3% increase in mortgage banking income.
     For the second quarter, noninterest expense increased $217 thousand or 5.7% to $4,032 thousand in 2008 from $3,815 thousand in 2007. Payroll-related expenses rose $156 thousand or 8.0% as a result of additional staffing in the Private Banking and Trust and Wealth Management Divisions, annual merit increases and higher health insurance and pension costs. In addition, we experienced a $42 thousand or 7.0% increase in occupancy and equipment expense which resulted from depreciation and maintenance costs associated with our new service offering, CB&T DirectSM. For the six months ended June 30, 2008, noninterest expense increased $463 thousand or 6.1%.
BALANCE SHEET REVIEW
     Total assets equaled $561.9 million at June 30, 2008, an increase of $7.2 million compared to $554.7 million at June 30, 2007. Strong loan demand resulted in an increase of $36.1 million or 7.9% in loans, net of unearned income, to $491.1 million at the close of the second quarter of 2008 from $455.0 million one year earlier. Repayments from the investment portfolio were used to fund loan demand, which resulted in a corresponding decrease of $35.7 million in investment securities available-for-sale. Competition for deposits within our market area was strong. As a result, total deposits increased only $8.0 million or 1.6% to $502.5 million from $494.5 million comparing June 30, 2008 and 2007. There were no short-term borrowings outstanding at June 30, 2008. Short-term borrowings outstanding at June 30, 2007 amounted to $5.7 million.
     Stockholders’ equity equaled $56.2 million or $32.14 per share at June 30, 2008, and $51.4 million or $29.30 per share at June 30, 2007. Common stock repurchases totaled $512 thousand for the six months ended June 30, 2008. Dividends declared were $0.27 per share and $0.54 per share, for the second quarter and first half of 2008. Accumulated other comprehensive income decreased $223 thousand from year-end 2007, which resulted directly from a decline in the market value of available-for-sale investment securities.
     Nonperforming assets equaled $13.9 million or 2.83% of loans, net of unearned income and foreclosed assets at June 30, 2008, compared to $4.6 million or 1.01% one year earlier. The weakening in asset quality resulted from increases in nonaccrual loans and accruing loans past due 90 days or more, partially offset by a reduction in foreclosed assets. The provision for loan losses increased 172.4% comparing the first six months of 2008 and

2007 corresponding with the increase in the volume of nonperforming assets. Loans charged-off, net of recoveries, increased $37 thousand or 37.4% to $136 thousand for the six months ended June 30, 2008, from $99 thousand for the same period last year. The allowance for loan losses equaled $5.1 million or 1.04% of loans, net of unearned income, at June 30, 2008, compared to $4.6 million or 1.00% one year ago.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2008	2008	2007	2007	2007
Key performance data:

Per share data:
Net income	$0.95	$0.89	$0.97	$1.03	$1.06
Cash dividends declared	$0.27	$0.27	$0.26	$0.26	$0.26
Book value	$32.14	$31.71	$31.01	$30.24	$29.30
Tangible book value	$31.94	$31.52	$30.81	$30.04	$29.10
Market value:
High	$48.00	$47.25	$52.60	$49.90	$50.22
Low	$41.00	$41.00	$43.90	$46.00	$47.00
Closing	$44.00	$41.00	$43.90	$47.68	$49.15
Market capitalization	$76,902	$71,851	$76,984	$83,736	$86,263
Common shares outstanding	1,747,774	1,752,457	1,753,622	1,756,204	1,755,091

Selected ratios:

Return on average stockholders’ equity	11.85%	11.38%	12.53%	13.73%	14.46%

Return on average assets	1.19%	1.13%	1.21%	1.30%	1.35%

Leverage ratio	9.83%	9.66%	9.54%	9.34%	9.08%

Efficiency ratio	64.40%	65.24%	62.24%	62.02%	61.05%

Nonperforming assets to loans, net, and foreclosed assets	2.83%	1.86%	1.64%	1.67%	1.01%

Net charge-offs to average loans, net	0.09%	0.02%	0.05%	0.16%	0.06%

Allowance for loan losses to loans, net	1.04%	0.99%	0.98%	0.95%	1.00%

Earning assets yield (FTE)	6.60%	6.85%	7.10%	7.07%	7.07%

Cost of funds	2.88%	3.20%	3.34%	3.38%	3.51%

Net interest spread (FTE)	3.72%	3.65%	3.76%	3.69%	3.56%

Net interest margin (FTE)	4.31%	4.28%	4.43%	4.40%	4.26%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	June 30,
Six Months Ended	2008	2007
Interest income:
Interest and fees on loans:
Taxable	$14,842	$15,039
Tax-exempt	1,135	845
Interest and dividends on investment securities available-for-sale:
Taxable	81	1,014
Tax-exempt	721	741
Dividends	27	32
Interest on federal funds sold	12	7
Total interest income	16,818	17,678

Interest expense:
Interest on deposits	6,252	7,027
Interest on short-term borrowings	178	303
Total interest expense	6,430	7,330
Net interest income	10,388	10,348
Provision for loan losses	613	225
Net interest income after provision for loan losses	9,775	10,123

Noninterest income:
Service charges, fees and commissions	1,679	1,589
Mortgage banking income	324	173
Total noninterest income	2,003	1,762

Noninterest expense:
Salaries and employee benefits expense	4,245	3,838
Net occupancy and equipment expense	1,283	1,237
Other expenses	2,503	2,493
Total noninterest expense	8,031	7,568
Income before income taxes	3,747	4,317
Provision for income tax expense	522	932
Net income	$3,225	$3,385

Other comprehensive loss:
Unrealized holding losses on investment securities available-for-sale	$(338)	$(398)
Income tax benefit related to other comprehensive loss	(115)	(135)
Other comprehensive loss, net of income taxes	(223)	(263)
Comprehensive income	$3,002	$3,122

Per share data:
Net income	$1.84	$1.87
Cash dividends declared	$0.54	$0.52
Average common shares outstanding	1,752,609	1,813,847

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2008	2008	2007	2007	2007
Interest income:
Interest and fees on loans:
Taxable	$7,274	$7,568	$7,883	$7,808	$7,738
Tax-exempt	564	571	543	457	445
Interest and dividends on investment securities available-for-sale:
Taxable	38	43	85	265	441
Tax-exempt	357	364	364	370	370
Dividends	15	12	17	32	21
Interest on federal funds sold	10	2	84	68	4
Total interest income	8,258	8,560	8,976	9,000	9,019

Interest expense:
Interest on deposits	2,982	3,270	3,541	3,539	3,593
Interest on short-term borrowings	50	128	11	28	159
Total interest expense	3,032	3,398	3,552	3,567	3,752
Net interest income	5,226	5,162	5,424	5,433	5,267
Provision for loan losses	283	330	225	75
Net interest income after provision for loan losses	4,943	4,832	5,199	5,358	5,267

Noninterest income:
Service charges, fees and commissions	881	798	788	791	884
Mortgage banking income	154	170	104	98	98
Total noninterest income	1,035	968	892	889	982

Noninterest expense:
Salaries and employee benefits expense	2,115	2,130	2,108	2,058	1,959
Net occupancy and equipment expense	645	638	601	558	603
Other expenses	1,272	1,231	1,222	1,305	1,253
Total noninterest expense	4,032	3,999	3,931	3,921	3,815
Income before income taxes	1,946	1,801	2,160	2,326	2,434
Provision for income tax expense	286	236	460	511	554
Net income	$1,660	$1,565	$1,700	$1,815	$1,880

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(582)	$244	$225	$412	$(394)
Income tax expense (benefit) related to other comprehensive income (loss)	(198)	83	76	140	(134)
Other comprehensive income (loss), net of income taxes	(384)	161	149	272	(260)
Comprehensive income	$1,276	$1,726	$1,849	$2,087	$1,620

Per share data:
Net income	$0.95	$0.89	$0.97	$1.03	$1.06
Cash dividends declared	$0.27	$0.27	$0.26	$0.26	$0.26
Average common shares outstanding	1,751,841	1,753,376	1,754,443	1,756,800	1,776,590

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Three months ended	2008	2008	2007	2007	2007
Net interest income:
Interest income
Loans, net:
Taxable	$7,274	$7,568	$7,883	$7,808	$7,738
Tax-exempt	855	865	824	692	674
Total loans, net	8,129	8,433	8,707	8,500	8,412
Investments:
Taxable	53	55	102	297	462
Tax-exempt	542	551	552	560	561
Total investments	595	606	654	857	1,023
Federal funds sold	10	2	84	68	4
Total interest income	8,734	9,041	9,445	9,425	9,439
Interest expense:
Deposits	2,982	3,270	3,541	3,539	3,593
Borrowed funds	50	128	11	28	159
Total interest expense	3,032	3,398	3,552	3,567	3,752
Net interest income	$5,702	$5,643	$5,893	$5,858	$5,687

Loans, net:
Taxable	6.62%	6.88%	7.19%	7.30%	7.42%
Tax-exempt	6.40%	6.74%	7.37%	6.99%	6.55%
Total loans, net	6.60%	6.87%	7.20%	7.27%	7.34%
Investments:
Taxable	3.64%	2.98%	3.51%	3.93%	4.08%
Tax-exempt	7.50%	7.57%	7.45%	7.49%	7.56%
Total investments	6.85%	6.64%	6.34%	5.70%	5.46%
Federal funds sold	1.93%	3.26%	4.52%	5.11%	3.03%
Total earning assets	6.60%	6.85%	7.10%	7.07%	7.07%
Interest expense:
Deposits	2.89%	3.20%	3.34%	3.37%	3.45%
Borrowed funds	2.35%	3.20%	4.19%	5.44%	5.40%
Total interest-bearing liabilities	2.88%	3.20%	3.34%	3.38%	3.51%
Net interest spread	3.72%	3.65%	3.76%	3.69%	3.56%
Net interest margin	4.31%	4.28%	4.43%	4.40%	4.26%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At period end	2008	2008	2007	2007	2007
Assets:
Cash and due from banks	$16,944	$12,870	$13,125	$12,967	$15,095
Federal funds sold	6,700		8,751	13,000
Investment securities available-for-sale	31,488	37,915	39,407	47,117	67,234
Loans held for sale, net	925	2,034	1,248	1,764	2,453
Loans, net of unearned income	491,084	497,668	471,344	470,606	455,021
Less: allowance for loan losses	5,101	4,934	4,624	4,454	4,561
Net loans	485,983	492,734	466,720	466,152	450,460
Premises and equipment, net	10,710	10,784	10,891	11,052	11,223
Accrued interest receivable	2,513	2,710	2,634	3,328	3,071
Other assets	6,675	6,561	6,211	4,912	5,131
Total assets	$561,938	$565,608	$548,987	$560,292	$554,667

Liabilities:
Deposits:
Noninterest-bearing	$81,280	$74,499	$75,232	$78,746	$77,649
Interest-bearing	421,252	413,540	416,125	425,304	416,855
Total deposits	502,532	488,039	491,357	504,050	494,504
Borrowed funds		18,100			5,700
Accrued interest payable	1,271	1,423	1,308	1,229	1,165
Other liabilities	1,958	2,468	1,949	1,910	1,880
Total liabilities	505,761	510,030	494,614	507,189	503,249

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,747,774; 1,752,457; 1,753,622; 1,756,204; 1,755,091	577	578	579	580	579
Capital surplus	7,548	7,440	7,326	7,217	7,096
Retained earnings	47,160	46,284	45,353	44,340	43,049
Accumulated other comprehensive income	892	1,276	1,115	966	694
Total stockholders’ equity	56,177	55,578	54,373	53,103	51,418
Total liabilities and stockholders’ equity	$561,938	$565,608	$548,987	$560,292	$554,667

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Average quarterly balances	2008	2008	2007	2007	2007
Assets:
Loans, net:
Taxable	$441,648	$442,334	$435,186	$424,486	$418,317
Tax-exempt	53,765	51,601	44,350	39,282	41,251
Total loans, net	495,413	493,935	479,536	463,768	459,568
Investments:
Taxable	5,863	7,423	11,521	29,982	45,427
Tax-exempt	29,052	29,270	29,410	29,677	29,759
Total investments	34,915	36,693	40,931	59,659	75,186
Federal funds sold	2,083	247	7,370	5,275	529
Total earning assets	532,411	530,875	527,837	528,702	535,283
Other assets	26,983	27,457	27,562	24,292	24,065
Total assets	$559,394	$558,332	$555,399	$552,994	$559,348

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$414,669	$410,927	$420,669	$416,430	$417,275
Noninterest-bearing	76,752	72,666	76,877	79,155	75,320
Total deposits	491,421	483,593	497,546	495,585	492,595
Borrowed funds	8,575	16,085	1,042	2,043	11,800
Other liabilities	3,065	3,353	2,967	2,908	2,809
Total liabilities	503,061	503,031	501,555	500,536	507,204
Stockholders’ equity	56,333	55,301	53,844	52,458	52,144
Total liabilities and stockholders’ equity	$559,394	$558,332	$555,399	$552,994	$559,348

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
At quarter end	2008	2008	2007	2007	2007
Nonperforming assets:
Nonaccrual/restructured loans	$11,301	$8,373	$5,352	$5,684	$3,561
Accruing loans past due 90 days or more	2,585	840	2,234	1,823	759
Foreclosed assets		45	125	346	256
Total nonperforming assets	$13,886	$9,258	$7,711	$7,853	$4,576

Three months ended

Allowance for loan losses:
Beginning balance	$4,934	$4,624	$4,454	$4,561	$4,635
Charge-offs	150	46	80	221	94
Recoveries	34	26	25	39	20
Provision for loan losses	283	330	225	75
Ending balance	$5,101	$4,934	$4,624	$4,454	$4,561
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.